Exhibit 10.1
CONFIDENTIAL TREATMENT
[***]= Pursuant to 17 CFR 230.406, confidential information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
AMENDMENT AGREEMENT NUMBER “NYC-0-06-2162-02”
Amendment No. 5 — Regulus West, LLC
     This Amendment Agreement Number “NYC-0-06-2162-02” (“Amendment”) is made and entered into this 30th day of October, 2009 (“Amendment Effective Date”) between American Express Travel Related Services Company, Inc., a.k.a. “American Express”, a.k.a. “AMEX” (herein after “Amexco”), and Regulus West, LLC a Delaware limited liability company, having its principal place of business at 860 Latour Court, Napa, California 94558 (the “Vendor”).
RECITALS
     WHEREAS, prior to the Amendment Effective Date, Amexco and Vendor entered into an agreement dated on or about October 25, 1999 (the “Agreement”), (a copy of which is hereto attached as Exhibit A).
     WHEREAS, prior to the Amendment Effective Date, Amexco and Vendor amended the Agreement at separate times, the first amendment made on or about July 1, 2000 (“Amendment No. 1”), the second amendment made on or about June 1, 2002 (“Amendment No. 2”), the third amendment made on or about August 18, 2006 and identified as Amendment Number NYC-0-06-2807 (“Amendment No. 3”) and the fourth amendment made on or about November 2006 and identified as Amendment Number NYC-0-06-3581 (“Amendment No. 4”) (collectively referred to herein as “Prior Amendments”). (Copies of the Prior Amendments are attached hereto as Exhibit B)
     WHEREAS, Amexco and Vendor wish to amend certain of the terms as set forth in the Agreement and as set for in the Prior Amendments.
     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, the parties agree as follows:
1. General
1.1 If there is a conflict between the Agreement and this Amendment the terms of this Amendment shall govern.

1.2 If there is a conflict between the Prior Amendments and this Amendment the terms of this Amendment shall govern.
1.3 Except as otherwise modified herein, the capitalized terms used in this Amendment shall have the meaning specified in the Agreement and/or the Prior Amendments.
1.4 Except as amended herein, the remaining terms and conditions of the Agreement and the Prior Amendments shall remain in full force and effect.
1.5 The term “Comprehensive Amendment” as defined in the Prior Amendments shall refer to this Amendment.
1.6 The Schedules and Exhibits attached to this Amendment shall be deemed part of the Agreement, binding upon the parties and shall control where applicable.
1.7 All references to AMEX in the Agreement or the Prior Amendments, including without limitation references appearing within defined terms, shall be read as references to Amexco.
AMENDED TERMS
Prior Amendment No. 1 (See Exhibit B)
2. Prior Amendment No. 1. is hereby deleted in its entirety and nothing is substituted in its place or stead and all schedules, attachments and/or exhibits to Amendment No. 1 are also thereby deleted and nothing is substituted in their place or stead.
Prior Amendment No. 2 (See Exhibit B)
3. Prior Amendment No. 2, provisions 3, 8, 9 and 10 are hereby deleted and nothing is substituted in their place or stead.
4. Prior Amendment No. 2, provision 11 is hereby amended to state as follows:
Vendor agrees to continue the use of optical scanning character recognition software / application (i.e., Mark Sense) to identify both address changes and correspondence on remittance coupons. Vendor will continue to monitor address change output files to determine whether one hundred percent (100%) of all address changes are detected and associated update files are thereafter forwarded to Amexco, and/or Amexco’s designated third party, the same day that such files are received by Vendor. Vendor further agrees to work with Amexco toward continuous improvement in the address change process.
5. Prior Amendment No. 2., provision 13 is hereby amended to state as follows:
Exhibit C to the Agreement is hereby deleted in its entirety and replaced with Amendment Exhibit D attached hereto.

6. Prior Amendment No. 2., provision 15 is hereby amended to state as follows:
Vendor agrees to make commercially reasonable efforts to reduce its internal costs and the unit price it charges Amexco for the Services, by exploring and potentially utilizing technology changes. The parties will define the measures of success and conduct a business analysis of the results in order to determine whether this process will be implemented on an ongoing basis at all Vendor Service Locations. Notwithstanding anything to the contrary, nothing in this Amendment No. 2 or the Agreement shall obligate Vendor to implement any programs, processes or services which Vendor reasonably determines not to be in its best interest.
Prior Amendment No. 3 (See Exhibit B)
7. Prior Amendment No. 3, provision A is hereby amended by Section 44 of the Amendment, which is titled “Term & Termination”.
8. Prior Amendment No. 3, provision D is hereby deleted in its entirety and nothing is substituted in its place or stead.
9. Prior Amendment No. 3., provision F(ii) is hereby amended to state as follows:
Commencing as of September 1, 2006, if the Annualized Vendor Service Location Volume at the Rochelle Park Vendor Service Location falls below [***] per Contract Year at any time, for any reason except (a) Amexco’s termination of the Agreement, as amended, for cause, or (b) a reduction in volume in response to Regulus’ failure to perform the Services in accordance with the terms of the Agreement including any applicable performance standards and/or service levels, Vendor, in its sole discretion, shall have the option of closing the Rochelle Park Vendor Service Location upon prior written notice to Amexco.
10. Prior Amendment No. 3., General provision D is hereby amended to state as follows:
The parties agree that Amendment No. 3 shall terminate and be of no further force and effect immediately upon the full execution of this Amendment. Notwithstanding the foregoing or anything to the contrary in the Agreement, the parties hereby agree that their respective rights and obligations set forth in the Amendment No. 3 Sections D, E, F, G, H and I, as amended, and those amendments made to Amendment No. 3.in this Amendment, shall survive termination of Amendment No. 3 solely if not included in the Amendment, but in no event longer than the Term of the Agreement, as amended.
11. Prior Amendment No. 3, Schedule C and Exhibit A attached thereto are each independently hereby deleted and replaced with Amendment Exhibits F, G, and H and the respective attachments attached thereto.

Prior Amendment No. 4 (See Exhibit B)
12. Prior Amendment No.: 4, Schedule A (Compensation) is hereby deleted and replaced with Amendment Schedule B.
The Agreement (See Exhibit A)
13. Article 2, Section 2.02 is hereby deleted and nothing is substituted in its place or stead.
14. Article 3. is hereby deleted in its entirety and nothing is substituted in its place or stead.
15. Article 4., Section 4.01 is hereby amended to state as follows:
As part of the Services, as of the Effective Date and continuing throughout the Term and any Renewal Term, Vendor shall provide remittance processing and related services to Amexco as Amexco requires as described in the Procedures Manual attached as Amendment Schedule A and as Amexco and Vendor may mutually agree. The performance of the Services shall be subject to the security requirements set forth in Amendment Exhibit D. Amexco reserves the right to perform for itself or to have a third party perform any of the Services.
16. Article 4., Section 4.02 is hereby amended to state as follows:
As part of the Services, Vendor shall be responsible for Vendor’s systems, including remittance processing systems, interfacing with Amexco’s systems. If such systems become incompatible and either party has made changes to its systems, the party required to make such changes will pay the reasonable costs necessary to make such systems compatible to the extent that its systems changes caused such incompatibility. If the parties are not able to agree on the reasonableness of such costs Amexco or Vendor may terminate this Agreement.
Amexco shall provide the required telecommunication circuits and data circuit termination equipment to be connected to data carrier equipment located at Vendor’s site and any special cables associated with data carrier equipment in order to provide connectivity access to Amexco systems for transaction processing and file exchanges. Amexco shall test and approve connectivity and interfaces to the reasonable satisfaction of Vendor and Amexco. Amexco and Vendor shall agree upon the parameters for such testing and upon the minimum acceptable results.
17. Article 4., Section 4.08 is hereby amended to state as follows:
On a periodic basis, as specified in the Schedules and, if not specified in the Schedule upon Amexco’s request, Vendor shall provide management and production reports and performance and other reports to Amexco in a form agreed upon by Amexco and Vendor (the “Reports”). Vendor shall provide Amexco with such documentation and information as may be reasonably requested by Amexco from time to time in order to verify the accuracy of the Reports. Upon request, Vendor will meet with Amexco management to review the status of Vendor’s activities.
18. Article 6., Section 6.01 is hereby amended to state as follows:
Vendor shall provide the Services in accordance with the performance standards set forth in Amendment Exhibit C (herein the “Performance Standards”).
19. Article 6, Section 6.02 is hereby deleted and nothing is substituted in its place or stead.
20. Article 6., Section 6.03 is hereby amended to state as follows:
In the event Vendor provides the Services above or below the applicable Performance Standards, Vendor shall receive performance incentive payments or Amexco shall receive performance credits, as applicable and as set forth in Amendment Exhibit C, as amended.
21. Article 7, Section 7.02 of the Agreement is hereby amended to state as follows:
As part of the Services, Vendor shall maintain and enforce at each Vendor Service Location safety and security procedures, including the safety and security procedures described in Amendment Exhibit D, that are at least comparable to industry standards for such Vendor Service Location. The safety and security procedures for Amexco’s remittance processing operations shall protect the documents, data and information of Amexco and its customers from unauthorized access. If Amexco requests that Vendor implement or maintain safety and security procedures in addition to those described in this Section and in Amendment Exhibit D, Vendor shall implement or maintain such procedures. Vendor and Amexco shall agree on the charges, if any, for any such additional security procedures and the allocation of such charges between the Parties. If Vendor and Amexco are not able to agree on the reasonableness or allocation of such charges, Amexco or Vendor may terminate this Agreement.
22. Article 8, Section 8.01 of the Agreement is hereby amended to state as follows:
Vendor shall appoint an individual who shall be in charge of implementing the Services at all Vendor Service Locations (the “Implementation Manager”). Vendor shall appoint an individual who shall serve as the ongoing point of contact for Amexco for all issues relating to the Services and/or this Amendment (the Vendor “Project Manager”). Vendor shall replace each such individual when required or permitted pursuant to this Amendment Section 22 (the Implementation Manager and the Vendor Project Manager may be referred to individually as a “Vendor Key Manager” and collectively as the “Vendor Key Managers”).

Vendor’s appointment of a Vendor Key Manager shall be subject to Amexco’s reasonable consent. Within 15 days of the Effective Date, Vendor shall identify the Vendor Key Managers and where each such Vendor Key Manager will be located. Vendor shall not reassign or replace any Vendor Key Manager during the first year of his or her assignment as a Vendor Key Manager unless (1) Amexco reasonably consents to such reassignment or replacement or (2) the Vendor Key Manager (a) voluntarily resigns from Vendor, (b) is dismissed by Vendor for (i) misconduct (e.g., fraud, drug abuse, theft) or (ii) materially failing to perform his or her duties and responsibilities pursuant to this Amendment in Vendor’s reasonable judgment or (c) is unable to work due to his or her death or disability. In the event that Amexco notifies Vendor that Amexco wishes Vendor to replace a Vendor Key Manager, Amexco and Vendor shall meet to attempt to resolve Amexco’s concerns. If Amexco and Vendor are not able to resolve Amexco’s concerns within thirty (30) days (or such other time period as the parties may agree) after Amexco notifies Vendor that Amexco wishes to replace a Vendor Key Manager, Vendor shall replace the Vendor Key Manager with an individual reasonably acceptable to Amexco. The scope and conduct of Vendor’s services shall be consistent with the Schedule and must be coordinated with Amexco’s Project Manager at all times. Vendor will use its commercially reasonable efforts to ensure the continuity of Vendor’s employees and/or subcontractors (as applicable) assigned to perform services under any Schedule. There will be no charge to Amexco for any replacement personnel assigned by Vendor. Each such replacement must have the necessary skills and acquired the necessary orientation and background to perform their assigned duties.
23. Article 8, Section 8.02 is hereby amended by Section 33 of the Amendment, which is titled “Use of Subcontractors”.
24. Article 8, Section 8.03 is hereby amended by Section 38.3 of the Amendment, which is provided in the Amendment Section titled “Confidential Information”.
25. Article 8, Section 8.04 is hereby amended by Section 38.4 of the Amendment, which is provided in the Amendment Section titled “Confidential Information”.
26. Article 11, Section 11.01 is hereby amended by Section 57 of the Amendment, which Section is titled “Crisis Preparedness Programs”.
27. This is intentionally left blank.
28. Articles 13, 14, 15, 16, 18, 19, 23, and Section 25.02 are each hereby independently deleted in their entirety and nothing is substituted in their place or stead and Article 25.12 is hereby amended to state as follows:
The terms of Article 12, Article 16, Article 17, Article 18, Article 19, Article 21, Article 22, Section 10.01, Section 10.02, Section 25.09 and this Section 25.12 shall survive the expiration of this Agreement or termination of this Agreement, except as deleted and/or amended by the Prior Amendments and/or Amendment No. 5 to this Agreement.
ADDITIONAL TERMS
29. Scope of Services: Vendor shall provide, under the provisions of this Agreement, the additional services that are mutually agreed upon and described in the schedules governed by this Amendment, substantially in the form of the attached Exhibit E (which is a sample schedule) and/or in a form mutually agreed upon by the parties (each, a “Schedule”) (the “Services”). Each Schedule shall be effective when executed by both Vendor and the Amexco Entity (as defined below) executing the applicable Schedule and shall form a separate agreement which hereby incorporates by reference, without any further reference in the applicable Schedule, the terms and conditions of the Agreement, as amended and modified in the Prior Amendments, this Amendment, and the applicable Schedule. The Amexco Entity entering into a Schedule shall be solely responsible for all of its obligations related thereto. Except for the Sections below titled “Limitation of Liability”, “Indemnification”, “Confidential Information” “Warranties” and “Advertising and Publicity”, and Amendment Exhibits F, G, and H and the respective attachments attached thereto, if there is a conflict between the terms and conditions of this Amendment and the terms and conditions of any Schedule, the terms and conditions of the Schedule will govern the provision of the services involved.
30. Schedules: Both time and materials, per item service fee, and fixed price Schedules may be entered into hereunder. Schedules shall be numbered and dated for identification and must include a complete description of services to be performed, deliverables or other materials to be produced, the schedule for completion of each of the foregoing, the applicable per item service fees, fixed price or time and materials charges, and any additional terms the parties mutually agree to include. Amexco, its parent, subsidiaries and affiliated companies (each, an “Amexco Entity”) may enter into Schedules with Vendor and for purposes of any such Schedule shall be considered “Amexco” as that term is used herein. Vendor shall directly bill and invoice each such Amexco Entity and each such Amexco Entity shall pay for all services or products rendered pursuant to the particular Schedule. In no event is Amexco a reseller or on-licensor of services or products hereunder.
31. Work Policy / Personnel:
31.1 Vendor’s employees, agents and subcontractors will observe and comply with Amexco’s security procedures, rules, regulations, policies, regulatory obligations as applicable pursuant to this Agreement. If any Vendor employee, agent or subcontractor, as the case may be, performing services is found to be unacceptable to Amexco for any reason, in Amexco’s sole judgment, Amexco shall notify Vendor and Vendor shall immediately take appropriate corrective action.
31.2 Vendor agrees, warrants, and represents that it is an independent contractor and its personnel are not Amexco’s agents or employees for federal tax purposes or any other purposes whatsoever, and are not entitled to any Amexco employee benefits. Vendor assumes sole and full responsibility for its employees, agents and subcontractors. Vendor and its employees, agents and subcontractors have no authority to make commitments or enter into contracts on behalf of, bind or otherwise obligate Amexco in any manner whatsoever. Vendor, and not Amexco, is solely responsible for the compensation of its employees, agents and subcontractors assigned to perform services hereunder, and payment of worker’s compensation, disability and other income and other similar benefits, unemployment and other similar insurance and for withholding income, other taxes and social security.
32. Location of Services: This section intentionally left blank.
33. Use of Subcontractors: Vendor may not subcontract any of the Services without Amexco’s prior written consent, which consent may be given or withheld for any reason in Amexco’s sole discretion. Amexco agrees to respond within a reasonable period of time to a request by Vendor for such consent. The consent of Amexco to any subcontracting of the Services shall not relieve Vendor of its responsibility for the performance of its obligations under this Amendment. Vendor shall remain fully responsible for any obligations subcontracted and shall be solely responsible for payments due such subcontractors. Vendor shall remain at all times primarily responsible for the acts and omissions of all subcontractors, including eFunds Corporation, and shall retain all liability and responsibility under the Agreement and this Amendment as if such subcontracted activities were performed by Vendor. Vendor has disclosed those subcontractors for the performance of its Services as of the Amendment Effective Date and listed same in Amendment Exhibit E, Attachment A and Amexco hereby consents thereto. Under no circumstances shall Vendor subcontract any of its obligations hereunder to any Amexco Competitor or any Affiliate thereof.
34. Charges and Terms of Payment:
34.1 The applicable per item service fees, fixed prices and/or time and materials charges shall be specified in the respective Schedule. In no event shall any charges exceed the rates set forth in the Schedule, or if not set forth in the Schedule, Vendor’s applicable standard published rates, which published rates Vendor shall provide to Amexco upon request. Amexco also agrees to pay for reasonable out-of-pocket costs and expenses which are required and actually incurred by Vendor in performing services hereunder, provided that Vendor has: (i) obtained Amexco’s prior written consent to incur such costs and expenses, and such costs and expenses are in accordance with Amexco’s travel and expense policy, as amended from time to time and which will be provided to Vendor upon request; (ii) detailed such costs and expenses on a form acceptable to Amexco and approved them in accordance with Amexco’s travel and expense policy; and (iii) submitted supporting documentation satisfactory to Amexco. Amexco shall not be liable for any costs or expenses incurred by Vendor which are not approved, detailed and submitted in accordance with the foregoing requirements. If Vendor invoices for, or otherwise submits to Amexco, any costs or expenses which are not in accordance with the foregoing requirements and Amexco pays for such costs or expenses, Amexco shall be entitled to set off such payment(s) against any amounts owing by Amexco to Vendor under this Amendment or under any other agreement between Amexco (or any Amexco Entity) and Vendor, and/or any of Vendor’s affiliated or subsidiary entities.
34.2 Unless other payment terms are specified in the Schedule, Vendor shall invoice Amexco:

(i) after Amexco’s written acceptance of any deliverables, products or work performed on a fixed price basis; (ii) for services provided on a time and materials basis and for approved out-of-pocket costs and expenses, monthly in arrears; (iii) for services provided on a per item service fee basis, monthly in arrears; or (iv) as otherwise provided in the applicable Schedule. All invoices, except for amounts disputed by Amexco, shall be payable within [***] days of Amexco’s receipt of the invoice. Any disputed amounts shall not affect payment of non-disputed charges and expenses.
34.3 Except to the extent that Amexco has provided an exemption certificate, direct pay permit or other such appropriate documentation, Vendor shall add to each invoice any sales, use, excise, value-added, gross receipts, services, consumption and other similar transaction taxes however designated that are properly levied by any taxing authority upon the provision of the services, excluding, however any state or local privilege or franchise taxes, taxes based upon Vendor’s net income and any taxes or amounts in lieu thereof (including, without limitation, Michigan Single Business Taxes and Washington B&O taxes) paid or payable by Vendor in respect of the foregoing excluded items. If after the Effective Date of this Amendment, Vendor believes that it is required by law to collect any such taxes for which Amexco would be responsible under this Section, but which do not apply on the Effective Date, Vendor shall notify Amexco in writing of such new or additional requirement. If Amexco concludes that there is a reasonable basis for not collecting any such taxes in whole or in part, and provides in writing such basis together with a request not to collect such tax, Vendor may consent, in Vendor’s sole discretion, to Amexco’s request to not collecting such tax(es). If Vendor does not so consent, then Vendor agrees to reasonably cooperate, at Amexco’s expense, with Amexco to seek a refund of such taxes paid over at Amexco’s expense. If Amexco does not make a request to Vendor to not collect any tax, Vendor shall collect such taxes directly from Amexco and remit such taxes to the appropriate governmental authority and shall provide detailed written documentation to Amexco thereof. Vendor shall cooperate fully with Amexco in seeking any refunds of taxes paid over, as reasonably directed by Amexco at Amexco’s expense. Exhibit G (Taxing Jurisdictions) attached hereto sets forth the list of the state and local jurisdictions that, as of the Effective Date, impose tax(es) on the goods and services provided hereunder and where Vendor intends to collect such taxes.
34.4 Amexco and Vendor shall each bear sole responsibility for all taxes, assessments, and other ad valorem levies on each party’s respective owned property, except where provided otherwise in this Amendment.
34.5 Except where Vendor acts as a purchasing agent hereunder, Vendor shall be financially responsible for, and hold harmless Amexco from, any sales, use, excise, value-added, services, consumption, and other taxes and duties payable by Vendor on any goods or services used or consumed by Vendor in providing the services hereunder where the tax is imposed on Vendor’s acquisition or use of such goods or services and the amount of tax is measured by Vendor’s costs in acquiring such goods or services.
34.6 Wherever in this Amendment it is indicated that functions or services are to be performed by Vendor for Amexco and/or rights are to be granted by Vendor to Amexco as part of, or in connection with, the services hereunder and/or at no additional charge to Amexco, the parties acknowledge and agree that any such functions, goods and services or rights are de minimis in nature and are not the principal or direct objective of the transactions contemplated by this Amendment.
34.7 Amexco and Vendor shall cooperate to segregate the charges payable pursuant to this Amendment into the following separate payment streams for each taxing jurisdiction: (i) those for taxable goods and services; (ii) those for nontaxable goods and services; (iii) those for which a sales, use, value-added, or other similar tax has already been paid; and (ix) those for which Vendor functions merely as a paying agent for Amexco in receiving goods, supplies or services (including leasing and licensing arrangements) that otherwise are nontaxable or have previously been subject to tax. In addition, each of Amexco and Vendor shall reasonably cooperate with the other, at their own cost and expense, to determine Amexco’s liability for taxes accurately and minimize such liability to the extent legally permissible. Each of Amexco and Vendor shall provide and make available to the other any resale certificates, information regarding out-of-state sales or use of equipment, materials or services, and any other exemption certificates or information requested by a party.
34.8 This section intentionally left blank.
34.9 [***]
35. Ownership:
35.1 Intentionally Deleted
35.2 Nothing herein shall be construed to restrict, impair or deprive either party of any of its rights or proprietary interest in intellectual property, technology or products that existed prior to and independent of the performance of services or provision of materials under this Amendment or any Schedule. Notwithstanding any of the foregoing, if such products or technology are incorporated into, combined with, or required for the operation or provision of any works, materials, information and/or deliverables prepared hereunder or developed as a result of services performed hereunder, then Vendor hereby grants to Amexco, at no additional charge, a limited, non-exclusive, fully paid up, irrevocable, assignable (in accordance with the terms hereof), worldwide license to use such technology and/or products to the extent necessary to the use of the Services, unless other terms are expressly agreed to in writing in the Schedule. Amexco’s rights under such license shall not include the right to resell, distribute, grant third party rights in, or develop derivative works based upon Vendor’s products or technology that are incorporated into, combined with, or required for the operation or provision of any works, materials, information and/or deliverables prepared hereunder or developed as a result of services performed hereunder.
35.3 Intentionally Deleted.
36. Copyright: Vendor and its subcontractors shall not place copyright (©) symbols for Vendor or subcontractor, or similar marks, on any deliverables which Vendor does not own.

37. Advertising and Publicity: Neither party shall acquire a right to use, and may not use without the other Party’s prior written consent in each instance, the names, characters, artwork, designs, trade names, trademarks or service marks of the other party in any advertising, publicity, public announcement, marketing, press release, promotion, and/or client list. In the case of Amexco, written consent by Amexco shall only be binding when provided by a V.P. of Amexco’s Public Affairs and Communications Department.
38. Confidential Information:
38.1 Each party agrees to regard and preserve as confidential all information related to the business and activities of the other party, their clients, customers, employees, suppliers and all entities with whom the parties do business, that may be obtained from any source or may be developed or derived as a result of the Agreement, as amended, including without limitation, business plans, project/Schedule requirements, and any personally identifiable customer or employee information (collectively and individually, “Confidential Information”). Each party agrees to hold such information in trust and confidence for the other party and not to disclose such information to any person, firm or enterprise, or use (directly or indirectly) any such information for its own benefit or the benefit of any other party, unless authorized by the other party in writing, and even then, to limit access to and disclosure of such confidential information to its employees on a “need to know” basis only and for the purpose of providing or using the Services hereunder, and further, shall take appropriate, industry standard measures to maintain the security and confidentiality of such information. Information shall not be considered confidential to the extent, but only to the extent, that such information is: (i) already known to the receiving party free of any restriction at the time it is obtained from the other party; (ii) subsequently learned from an independent third party free of any restrictions and without breach of any agreements; (iii) is or becomes publicly available through no wrongful act of either party; or, (iv) is independently developed by one party without reference to any confidential information of the other.
38.2 If any Confidential Information is subject to disclosure pursuant to an order, decree, subpoena or other validly issued judicial or administrative process requiring a party or its representatives (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, such party will promptly notify the other party of such request or requirement so that the other party may seek to avoid or minimize the required disclosure and/or to obtain an appropriate protective order or other appropriate relief to ensure that any Confidential Information so disclosed is maintained in confidence to the maximum extent possible by the agency or other person receiving the disclosure, or, in the discretion of the party seeking protection of the Confidential Information, to waive compliance with the provisions of this Amendment. In any such case, and in addition to the notice contemplated in this paragraph, the party in receipt of such Confidential Information will use its reasonable efforts to avoid or minimize the required disclosure and/or to obtain such protective order or other relief to protect the Confidential Information. If, in the absence of a protective order or the receipt of a waiver hereunder, a party or its representatives are compelled to disclose the Confidential Information or else stand liable for contempt or suffer other censure or penalty, such party and its representatives will disclose only so much of the Confidential Information to the person compelling disclosure as it believes in good faith on the basis of advice of counsel as required by law. Each party shall give the other party prior notice of the Confidential Information it believes it is required to disclose.
38.3 This section intentionally left blank.
38.4 Vendor shall, in advance, require its employees, its subcontractors and/or employees of its subcontractor assigned to perform services under any Schedule and its employees, subcontractors and/or employees of its subcontractor obtaining or is in a position to obtain any Amexco information or materials required by the terms of this Amendment to be kept confidential, to execute a Confidentiality / Non-Disclosure Agreement in the form attached hereto as Exhibit F and Exhibit H — Attachment A as applicable, which form a part hereof. Prior to any subcontractor performing the Services, Vendor shall provide Amexco with a signed copy of such Confidentiality / Non-Disclosure Agreement. Amexco shall be a third party beneficiary of any such Confidentiality / Non-Disclosure Agreement. Vendor further agrees to take any other steps reasonably required and/or appropriate to ensure compliance with the obligations set forth herein.
38.5 Vendor shall maintain and enforce at each Vendor Service Location safety and security procedures, including the safety and security procedures described in Exhibit D, that are at least comparable to industry standards for such Vendor Service Location. The safety and security procedures for Amexco’s remittance processing operations shall be designed to protect the documents, data and information of Amexco and its customers from unauthorized access. If Amexco requests that Vendor implement or maintain safety and security procedures in addition to those described in this Amendment and in Exhibit D, Vendor shall implement or maintain such procedures. Vendor and Amexco shall agree on the charges, if any, for any such additional security procedures and the allocation of such charges between the Parties. If Vendor and Amexco are not able to agree on the reasonableness or allocation of such charges, Amexco or Vendor may terminate this Amendment.
38.6 Each party acknowledges and agrees that, in the event of a breach or threatened breach of any of the foregoing provisions, the other party will have no adequate remedy in damages and, accordingly, shall be entitled to seek injunctive relief against such breach or threatened breach; provided, however, that no specification of a particular legal or equitable remedy shall be construed as a waiver, prohibition or limitation of any legal or equitable remedies in the event of a breach hereof.
38.7 At any time after the disclosure or receipt of any Confidential Information, and at the request and option of the party making such disclosure, the party in receipt of such Confidential Information agrees to promptly return all copies (including any archival copies) of the Confidential Information (and delete all forms of recordation in whatever media stored, whether in existence now or invented in the future), provided, however, that a party may retain copies of such Confidential Information to the extent it is required by applicable law or regulation to retain such copies or, to the extent that any provision of the Agreement, as amended, requires that such copies be retained.

38.8 If services provided hereunder include access to, or use of, Amexco Data, Vendor shall comply with Amexco’s Information Protection Contract Requirements, including effectuating a Master Vulnerability Threat Assessment Agreement attached hereto.
38.9 The terms and conditions of the Agreement, the Prior Amendments, this Amendment, the negotiations preceding same, and the basis for any claim or demand giving rise thereunder are considered by the parties to be confidential and may not be communicated by any party to any other person or entity for any purpose whatsoever, except to legal counsel for the parties and their respective accountants, and except as required to enforce the terms of the Agreement, the Prior Amendments and/or this Amendment and/or to respond to legal process. Any such disclosure shall be accompanied by a statement that the terms of the Agreement, the Prior Amendments and this Amendment are confidential. The parties agree that the provisions of this Section shall survive the termination or expiration of the Agreement, the Prior Amendments, and this Amendment for whatever reason.
38.10 Each party hereby represents that (a) it has policies in place to safeguard copies of the Agreement, the Prior Amendments, and this Amendment, (b) it is restricting access to the Agreement, the Prior Amendments, and this Amendment to only those personnel who have a need to know the information contained therein and who are under a duty to keep it confidential, and (c) it is taking reasonable steps to maintain the confidentiality of all pricing and other financial terms of the Agreement, the Prior Amendments, this Amendment and any related Schedules.
39. Compliance with Regulation AB:
39.2 Any intentional or material failure by Vendor to deliver any information, report, certification, accountants’ letter or other material when and as required under Exhibit L (Agreement dated as of January 1, 2006 with respect to Regulation AB Compliance) or ay such failure that causes Amexco to violate Regulation AB, shall, immediately and automatically, without notice or grace period, constitute a material breach of this Agreement, and shall entitle Amexco, in its sole discretion, to terminate the rights and obligations of Vendor under this Agreement without any further payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Vendor other than for Vendor’s fees for the Services provided through the effective date of such termination; provided that to the extent that any provision of this Agreement provides for the survival of certain rights or obligations following termination of Vendor, such provision shall be given effect. The foregoing shall not limit whatever rights Amexco may have under other provisions of this Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.
39.1 Intentionally left blank.
39.2 Any intentional or material failure by Vendor to deliver any information, report, certification, accountants’ letter or other material when and as required under Exhibit L (Agreement dated as of January 1, 2006 with respect to Regulation AB Compliance) or any such failure that causes Amexco to violate Regulation AB, shall, immediately and automatically, without notice or grace period, constitute a material breach of this Agreement, and shall entitle Amexco, in its sole discretion, to terminate the rights and obligations of Vendor under this Agreement without any further payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Vendor other than for Vendor’s fees for the Services provided through the effective date if such termination; provided that to the extent that any provision of this Agreement provides for the survival of certain rights or obligations following termination of Vendor, such provision shall be given effect. The foregoing shall not limit whatever rights Amexco may have under other provisions of this Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.
39.3 Amexco’s subsidiaries that are from time to time “depositors” to the Trusts are third party beneficiaries of the agreement of Vendor to comply with the provisions of this Section 39.
40. [***]
41. Assignment: Upon advance written notice to Vendor, Amexco may assign its rights under this Amendment or the applicable Schedule to an entity that is either (i) acquiring all or substantially all of Amexco’s assets and assuming all liability related to such assets, or (ii) acquiring the division, business unit or operation of Amexco which uses the deliverable and assuming the liabilities of such division, business unit or operation. Additionally, the assignee must agree in writing to the terms and conditions of this Amendment, including all applicable Schedules.
42. Divestiture: If an Amexco Entity that purchases services under any Schedule no longer meets the definition of an Amexco Entity due to a divestiture or other business reorganization (each such entity being referred to a “Former Affiliate”), then upon Amexco’s notification to Vendor thereof and at no additional cost, Vendor will perform the services that are substantially the same in volume and process as contained in the applicable Schedule for the Former Affiliate as of the date such entity becomes a Former Affiliate, under the same terms and conditions as those contained herein and in any applicable Schedule.
43. Warranties:
43.1 Vendor represents warrants and covenants that:
43.1.1 Vendor has the authority and the right to enter into this Amendment and each Schedule; to perform services and provide materials, information and deliverables hereunder and thereunder; and that its obligations hereunder and thereunder are not in conflict with any Vendor obligations to Amexco or any third party;
43.1.2 Each of Vendor’s employees, agents and subcontractors has the proper skill, training and background necessary to accomplish their assigned tasks, and is not registered on any US governmental restricted lists (i.e. — BIS, OFAC, etc.);

43.1.3 All services will be performed in a competent and professional manner, by qualified personnel and will conform to Amexco’s requirements hereunder, subject to any allowable error rates reflected in the Performance Standards set forth in Exhibit C ;
43.1.4 All work, deliverables, information, or materials, and the performance of any services by Vendor, directly or indirectly (through its agents and/or subcontractors), shall not infringe upon or violate the rights of any third party;
43.1.6 At the time of acceptance, each deliverable will conform to its specifications and Amexco’s requirements and that for [***] following Amexco’s acceptance, Vendor shall correct and repair, at no cost to Amexco, any defect, malfunction or non-conformity that prevents such deliverable from conforming and performing as warranted;
43.1.7 Vendor has not and shall not insert any code which would have the affect of disabling or otherwise shutting down all or any portion of any deliverable provided hereunder;
43.1.8 Vendor shall use commercially reasonable efforts to ensure that no viruses or similar items are coded or introduced in any product licensed hereunder, and to expeditiously incorporate, install and make available all known security patches, bug fixes and/or modifications required to render the product free from security risks; and
43.1.9 To the extent the performance of its obligations entail the use of Amexco Data (as defined in Exhibit H), Vendor shall adhere to Amexco’s Information Protection Contract Requirements as applicable. Further, all data and information submitted to Vendor by Amexco in connection with the Services, or compiled and transmitted to Amexco in connection with the Services (the “Amexco Data”) is and shall remain the property of Amexco. Vendor will take all commercially reasonable actions to safeguard the Amexco data. Upon request by Amexco at any time, Vendor shall (1) promptly return to Amexco, in a format agreed upon by the Parties and on the media requested by Amexco, all Amexco Data and (2) erase or destroy under the supervision of Amexco all Amexco Data in Vendor’s possession.
43.1.10 EXCEPT AS SPECIFICALLY PROVIDED IN THIS AMENDMENT, THERE ARE NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
43.2. Amexco represents warrants and covenants that:
43.2.1 Amexco has the authority and the right to enter into this Amendment and each Schedule; and that its obligations hereunder and thereunder are not in conflict with any Amexco obligations to Vendor or any third party.
44. Term & Termination:

44.1 This Amendment shall commence as of the Amendment Effective Date and shall continue in full force and effect thereafter unless and until the Agreement expires or is terminated as provided in Article 20 of the Agreement. Each Schedule shall become effective when duly executed by both parties and shall continue thereafter unless terminated as permitted hereunder. Notwithstanding Article 2 Section 2.01 of the Agreement, the Term of the Agreement, as amended, shall continue until 12:00 midnight on [***] unless terminated earlier pursuant to Article 20 of the Agreement. This Amendment will automatically renew for a one (1) year period unless Amexco provides Vendor with written notice not to renew one hundred and eighty (180) days prior to the expiration of this Amendment.
44.2 Any unused credits against future payments issued to Amexco by Vendor pursuant to this Amendment shall be paid to Amexco by Vendor within thirty (30) days of the expiration of this Amendment or termination of this Amendment for any reason.
45. Additional Breach, Cure and Termination Rights / Root-Cause Analysis:
45.1 Notwithstanding anything to the contrary contained in this Amendment or any applicable Schedule, in the event of any material breach of this Amendment or Schedule by Vendor, Amexco may (reserving cumulatively all other remedies and rights under this Amendment, at law and in equity) terminate the Schedule(s) involved and, this Amendment, in whole or in part, by giving [***] written notice thereof; provided, however, that any such termination shall not be effective if Vendor has cured the breach of which it has been notified prior to the expiration of said [***]. For the avoidance of doubt, the parties acknowledge and agree that Vendor’s failure to provide the deliverables to Amexco shall be considered a material breach by Vendor. Notwithstanding anything to the contrary contained in this Amendment or the applicable Schedule, in the event Amexco fails to pay any undisputed fees under a particular Schedule, Vendor may (reserving cumulatively all other remedies and rights under this Amendment, at law and in equity) terminate the Schedule(s) involved by giving 30 days written notice thereof; provided, however, that any such termination shall not be effective if Amexco has cured such failure prior to the expiration of said 30 days.
46. LIMITATION OF LIABILITY: Notwithstanding anything herein, each Party’s liability and indemnification obligations for any Contract Year shall be limited to $[***]or [***]. Each Party shall remain responsible for payment of any applicable deductible amounts on its insurance policies for such damages. IN NO EVENT WILL EITHER PARTY BE LIABLE, ONE TO THE OTHER, FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS Agreement.
47. Indemnification:
47.1 Vendor shall defend, indemnify and hold harmless Amexco, its parent, and its respective employees, agents, subsidiaries, and affiliates, from and against any and all claims, losses, judgments, costs, awards, expenses (including reasonable attorneys’ fees, expert witness fees and costs of settlement) and liability of any kind [***]. Vendor agrees to give Amexco prompt written notice of any threat, warning or notice of any such claim or action that could have an adverse impact on Amexco’s use or possession of the same, or could otherwise have an adverse impact on Amexco. Vendor shall have the right to conduct the defense of any such claim or action and, consistent with Amexco’s rights hereunder, all negotiations for its settlement; provided, however, that Amexco may participate in such defense or negotiations to protect its interests and that any settlement shall be for the payment of money by Vendor and shall not obligate Amexco in any way, including without limitation, to any determination or admission regarding Amexco’s interest.
47.2 Amexco shall defend, indemnify and hold harmless Vendor, its parent, and its respective employees, agents, subsidiaries, and affiliates, from and against any and all claims, losses, judgments, costs, awards, expenses (including reasonable attorneys’ fees, expert witness fees and costs of settlement) and liability of any kind [***]. Amexco agrees to give Vendor prompt written notice of any threat, warning or notice of any such claim or action that could have an adverse impact on Vendor. Amexco shall have the right to conduct the defense of any such claim or action and, consistent with Vendor’s rights hereunder, all negotiations for its settlement; provided, however, that Vendor may participate in such defense or negotiations to protect its interests and that any settlement shall be for the payment of money by Amexco and shall not obligate Vendor in any way, including without limitation, to any determination or admission regarding Vendor’s interest.
48. Governing Law: The parties agree that this Amendment was prepared with the intention that it be governed by, and construed and enforced in accordance with the substantive laws of the State of New York without regard to conflicts of law principles.
49. Dispute Resolution: The parties agree that any and all disputes, claims or controversies arising out of or related to this Amendment shall be submitted to mediation and if the matter is not resolved through mediation, it shall be submitted for arbitration. Unless the parties agree otherwise, any mediation and/or arbitration shall take place in the State of New York, New York County, and shall apply the laws of the State of New York and shall be administered by, and pursuant to the rules of the American Arbitration Association, provided that applicable law will be applied in resolution of any dispute arising hereunder. Disputes shall be arbitrated on an individual basis. There shall be no right or authority for any disputes to be arbitrated on a class action basis or in a purported representative capacity on behalf of the general public, or other persons similarly situated. The arbitrator’s authority to resolve disputes and to make awards is limited to disputes between the parties alone, and is subject to the limitations of liability set forth herein. Furthermore, disputes brought by either party against the other may not be joined or consolidated in arbitration with disputes brought by or against any third party, unless agreed to in writing by all parties. No arbitration award or decision shall be given preclusive effect as to issues or claims in any dispute with anyone who is not a party to the arbitration. Should any portion of this Section regarding the arbitrator’s authority to resolve disputes between only Amexco and Vendor be stricken from this Amendment or deemed otherwise unenforceable, then this entire Section shall be stricken from this Amendment. The provisions of this Section may be enforced in a court of competent jurisdiction within the State of New York, New York County and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses (including reasonable attorney fees), to be paid by the party against whom enforcement is ordered. This arbitration provision is made pursuant to a transaction involving interstate commerce, and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, as it may be amended.
50. Background Checks:
50.1 Vendor agrees, and shall have its subcontractors agree, to perform background checks on all of its employees assigned to Amexco under this Amendment. Vendor also is responsible for assuring that any sub-contractors it utilizes to perform work under this Amendment undergo background checks. All of Vendor’s employees and subcontractors assigned to perform work for Amexco under this Amendment must undergo the following background checks in advance of assignment with Amexco:
50.1.1.	Criminal Checks: Criminal records checks for all felony and misdemeanor convictions other than minor traffic violations in all countries where the individual has lived during at least the last seven years (subject to applicable laws) to include pleas of guilty and nolo contendre, regardless of whether adjudication has been withheld. Vendor agrees to assign to Amexco only individuals who have no felony convictions, regardless of whether adjudication has been withheld.

50.1.2	Drug Screenings: Vendor agrees to have all of its employees, subcontractors of Vendor and such subcontractor’s employees assigned to Amexco tested for the presence of the following substances prior to assignment. The test required under this policy will consist of NIDA 5 Panel: (i) Amphetamines; (ii) Cocaine; (iii) Marijuana; (iv) Opiates; and (v) Phencyclidine.
50.2 Vendor agrees not to assign to Amexco, directly or indirectly (through its agents or subcontractors), those individuals who test positive for controlled substances not lawfully prescribed or for misuse of a lawfully prescribed controlled substance.
51. Insurance:
51.1 Vendor agrees to provide and to maintain in effect at all times during the Term of the Amendment, at Vendor’s sole expense, the following minimum insurance coverage to protect the Parties from any liability which may arise out of or result from the services provided by or operations of Vendor under this Amendment:
51.1.1	Workers’ Compensation covering all Vendor employees in accordance with applicable Statutory requirements and Employer’s Liability Insurance in an amount of not less than $1,000,000 per accident for bodily injury by accident, $1,000,000 policy limit by disease and $1,000,000 per employee for bodily injury by disease.

51.1.2	Commercial General Liability insurance written on an occurrence form including coverage for bodily injury, property damage, products and completed operations, personal injury, advertising injury and contractual liabilities arising out of any and all services provided by Vendor under this Amendment with minimum limits of $1,000,000 per occurrence and $2,000,000 annual aggregate. The policy shall be endorsed to name American Express Company, its subsidiaries, directors, officers, employees, agents and affiliates as Additional Insured.

51.1.3	Professional Liability/Errors and Omissions coverage of not less than $2,000,000 each claim and annual aggregate. If coverage is written on a claims-made basis, coverage with respect to any and all work performed in connection with this Amendment shall be maintained for a period of at least 3 years after the expiration or termination of this Amendment.

51.1.4	Employee Fidelity Bond of not less than $5,000,000 each claim. Such policy must include coverage for loss of money, securities or other property owned by Amexco or its customers through any fraudulent or dishonest act committed by any Vendor employee or person under Vendor’s supervision, whether acting alone or in collusion with others. The policy shall name Amexco as a Loss Payee.

51.1.5	Umbrella/Excess Liability with policy limits of not less than $5,000,000 per occurrence and annual aggregate, as excess over general liability, automobile liability and employer’s liability. In addition to including the general policy provisions required below, the terms and conditions of the policy must be at least as broad as the underlying general liability, automobile liability and employers’ liability policies required herein.
51.2 All insurance policies shall be issued by companies licensed to do business in the states where the services are delivered or the operations are performed and must be rated “A-” “VII” or better by A.M. Best. All insurance policies shall include waivers of subrogation against American Express Company, its subsidiaries, directors, officers, employees, agents and affiliates and shall require at least 30 days written notice to Amexco prior to cancellation or non-renewal. All insurance policies shall apply as primary to and non-contributory with any other insurance afforded to American Express Company, its subsidiaries, directors, officers, employees, agents and affiliates. All insurance policies shall include coverage for defense costs and related expenses.
51.3 Prior to the commencement of any services under this Amendment and prior to the expiration of any required policy of insurance, Vendor shall cause its insurers or their authorized agent to provide Amexco with certificates of insurance evidencing the required coverage.
51.4 Vendor must provide coverage for all subcontractors used in connection with this Amendment under these required insurance policies or require that each subcontractor maintain and evidence its own insurance policies with coverage limits appropriate to the scope of such subcontractor’s role in provision of the Services. Vendor shall be liable to Amexco for all damages incurred by Amexco as a result of Vendor’s failure to carry adequate coverage for its subcontractors, or failure to require its subcontractors to carry adequate coverage as prescribed herein.

51.5 Unless expressly set forth therein, these insurance requirements shall not in any way limit Vendor’s indemnity obligations to Amexco as set forth elsewhere in the Agreement or this Amendment, nor shall they relieve or decrease the liability of Vendor in any way. Amexco does not in any way represent that the insurance or limits of insurance specified above are sufficient or adequate to protect Vendor’s interests or liabilities. Vendor is responsible at Vendor’s sole expense for providing any additional insurance Vendor deems necessary to protect Vendor’s interests.
52. Intentionally Deleted.
53. Audit and Examination:
53.1 During the term of this Amendment and for a period of at least [***] years thereafter, upon reasonable advance written notice by Amexco and subject to the limitations herein, Vendor shall provide to the internal and external auditors and personnel of Amexco and Amexco’s Affiliates (individually and collectively the “Amexco Auditors”):
53.1.1	All third party audit reports and reports of independent public accountants of Vendor that relate directly to the services furnished by Vendor;

53.1.2	Reasonable access at a mutually agreed upon time during normal business hours to Vendor’s and as applicable, it’s subcontractors’ and/or agents (who perform any material portion of the services) facilities including, without limitation, their respective records, controls, processes, and operation locations, for the purpose of determining, as applicable, among other things compliance with: (i) regulatory requirements; (ii) the Information Protection Contract Requirements; (iii) payment terms; (iv) Amexco policies; and (v) other terms hereunder.

53.1.3	Vendor shall, annually and not later than thirty (30) days after delivery of a final report by Vendor’s auditors, provide to Amexco financial statements which have been audited by a certified accounting firm for Vendor and its parent organization(s) (if applicable). Vendor will furthermore provide SAS 70 reports and such reports shall cover all locations where Amexco work is processed and Vendor shall do so annually no later than November 1st of each year for the year prior.
53.2 If any audit by an Amexco Auditors results in Vendor being notified that it, its agents or subcontractors are not in compliance with the requirements of the Agreement, as amended, Vendor shall at its expense take all necessary actions to comply, and shall cause each of its subcontractors or agents to take all necessary actions to comply at its or their expense.
53.3 Vendor will maintain complete and accurate accounting records in connection with services performed and materials provided hereunder, in accordance with generally accepted accounting principles, to substantiate its charges. Upon request from Amexco, Amexco shall be given reasonable access at reasonable times to Vendor’s premises and/or documentation as Amexco may reasonably request in order to assure Vendor’s compliance with the terms of this

Amendment. If any audit reveals that Amexco has overpaid any amounts, Vendor shall remit to Amexco such amounts due, and any interest (at the lesser of 1-1/2% per month or the highest percentage permitted by applicable law) with respect thereto, within 10 days of an invoice submitted by Amexco to Vendor. In addition, if any audit reveals that Amexco has overpaid any amounts by 5% or more on any invoice, Vendor shall, within 10 days of receipt of invoice from Amexco to Vendor, reimburse Amexco for all reasonable fees and expenses incurred to detect and rectify such overpayment.
53.4 Throughout the term of the Amendment, Vendor shall provide to Amexco at the request of and at no cost to Amexco, copies of Vendor’s third party audits, operational assessments, quarterly financial statements, annual financial statements, and any other documentation which reflect Vendor’s regulatory and financial standing.
53.5 In connection with its obligations under this audit Section, Vendor shall reasonably cooperate and provide to Amexco Auditors, in a timely manner, all such assistance as they may reasonably require in connection with any audit or examination. Amexco shall provide Vendor with a reasonable time period to complete the requests of the auditors and examiners. Amexco shall provide Vendor with a copy of the results from any such audit upon Vendor’s request.
54. Records Retention: Until the later of: (i) three years after expiration or termination of this ; (ii) all pending matters relating to this (e.g., disputes) are closed; or (iii) any retention requirements under applicable law, Vendor shall maintain and provide access upon request to the records, documents and other information required to meet Amexco’s audit rights under this
55. Changes and Upgrades to Hardware or Software: Unless it gives prior written notice to Amexco, Vendor shall not make any changes or modifications to its hardware or the Vendor Software that would adversely alter the functionality of the hardware or the Vendor Software, degrade the performance of the hardware or the Vendor Software or, without Amexco’s prior written consent, affect the day-to-day operations of Amexco’s business. Vendor agrees to, or to provide Amexco systems access and time to, test any proposed material changes on Amexco’s documents and/or information prior to implementation thereof at Amexco’s request. Amexco shall determine in its reasonable discretion when such testing has been satisfactorily completed. If Amexco approves such a change, Amexco and Vendor shall agree upon a mutually acceptable date for implementation thereof. In addition, Vendor shall pay the cost of any modification or enhancement to, or substitution for, the Developed Materials and any other resources or software used in connection with the Services necessitated by (1) unauthorized changes to the Developed Materials or (2) changes to the hardware or the Vendor Software (except as Amexco may request for its exclusive use, for which Amexco shall bear such costs, or as may result from the implementation of a New Service) or the operating environment of the Vendor Software. In the event that Vendor implements any material changes without informing Amexco thereof and such changes cause Amexco to incur any additional costs or expenses, Vendor shall promptly reimburse Amexco for such additional costs and/or expenses.
56. Notices:

56.1 All notices, requests, approvals and consents and other communications required or permitted under this Amendment shall be in writing and shall be sent by facsimile to the facsimile number specified below. A copy of any such notice shall also be personally delivered or sent by (1) first class U.S. Mail, registered or certified, return receipt requested, postage pre-paid or (2) U.S. Express Mail, Federal Express, or other, similar overnight bonded mail delivery services. In the case of Amexco:
American Express Travel Related
Services Company, Inc.
American Express Tower
200 Vesey Street
New York, New York 10285
Attention: Global Procurement
Regulus Commodity Manager
and
American Express Travel Related
Services Company, Inc.
American Express Tower
200 Vesey Street
New York, New York 10285
Attention: Office of the General Counsel
and
American Express Travel Related
Services Company, Inc.
Billing and Payment Services
2965 West Corporate Lakes Blvd.
Weston, Florida 33331-3626
Attention Vice President
Fax Number 954-217-8085
With copies to:
American Express Travel Related
Services Company, Inc.
American Express Tower
200 Vesey Street
New York, New York 10285
Attention: General Counsel’s Office
Telecopy Number: 212-640-4929
In the case of Vendor:
Regulus West LLC
860 Latour Court
Napa, California, 94558
Attention: President

With copies to:
Rosenteel Law
90 Park Avenue — 17th Floor
New York, New York 10016
Attention: Edward Rosensteel, Esq.
Telecopy Number: 212-808-8300
56.2 Either party may change its address or telecopy number for notification purposes by giving the other party notice of the new address or telecopy number and the date upon which it will become effective. Any such notice shall be deemed given on the date delivered or when placed in the mail as specified. As to any Schedule, notices shall also be sent to the signatories of the Schedule involved. Either party may change the address(es) or addressee(s) for notice hereunder upon written notice to the other. All notices shall be deemed given on the date delivered.
57. Crisis Preparedness Programs:
57.1 Vendor shall take, and shall cause its subcontractors (as applicable) to take, at its or their expense, all necessary actions within [***] days of the Effective Date to develop, implement and administer a Crisis Preparedness Program (“CPP”) for the Services. A CPP must be comprised of the following three types of responses, each of which must be considered in the event of a Disaster (as defined below): Business Continuation Planning, Disaster Recovery Planning and Crisis Communication, each of which is defined in Amendment Exhibit I attached hereto. The requirements for Vendor’s CPP are also included in Exhibit I. Vendor shall provide to Amexco a copy of its CPP for each Vendor location involved with the Services, including the location(s) of its recovery site(s), no later than the [***], respectively, during each year Vendor is performing Services hereunder. The CPP must meet Amexco’s requirements and is subject to Amexco’s sole and exclusive approval.
57.2 Vendor shall, at least once per year during the Term of this Amendment, subject to Amexco’s approval thereof in each instance, update and exercise the operability of each CPP in effect, to include any changes in projects, systems and Vendor personnel supporting the Services. Together with each such update, Vendor shall certify in writing to Amexco that each CPP is fully operational and is disseminated to all Vendor personnel associated with the Services, and provide a copy of the CPP exercise results and related documentation. All remedial actions and recommendations resulting from Vendor’s exercising and updating the CPPs shall be completed and closed by Vendor within [***] of any such exercise.
57.3 Vendor shall immediately provide Amexco with notice and ongoing status updates, as requested, in the event of an actual or perceived threat, emergency, service disruption Force Majeure Event or Disaster and implement the CPP immediately upon the occurrence of any such event which adversely affects the Services hereunder.
57.4 Upon the occurrence of any event described in the Section titled “Force Majeure” Vendor shall use its commercially reasonable efforts to reinstitute the Services within [***] but, in any event, shall reinstitute the Services within [***]. During such [***] period and for as long as (i) such Force Majeure Event continues and (ii) Vendor continues to use best efforts to recommence performance whenever and to whatever extent possible without delay, Vendor shall be relieved from performing in accordance with the Performance Standards and any liability for service level credits or penalties; provided, however, that Vendor shall be relieved of the Performance Standard requirements for no longer than [***] from the occurrence of such Force Majeure Event. If delivery of the Services is prevented or delayed for more than [***], or Vendor provides the Services from a business recovery center for more than [***].
57.5 If any event described in Section 60 causes Vendor to allocate limited resources between or among Vendor’s customers and or affiliates, Amexco shall receive at least the same priority in respect of such allocation as Vendor’s affiliates and Vendor’s other customers.
57.6 Vendor shall, within [***] after restoration of business functions in response to the occurrence of any event described in the Section titled “Force Majeure” provide to Amexco a copy of the complete post-incident report, including a detailed account of the event, impact assessment, identified process or plan deficiencies and recommendations, action plan with associated activity timelines, etc. Any actions or recommendations relating to Vendor’s ability to implement the CPP and reinstate the Services in accordance with the established recovery time objectives set by Amexco shall be undertaken and closed by Vendor within [***] days of the restoration of business functions.
57.7 In addition to and not in lieu of the provisions of Section 53, Amexco shall have the right, either itself or through its agent(s), to audit Vendor’s and its subcontractor’s (as applicable) CPP test results, post-incident reports and relevant records relating to same, and, as applicable, Vendor shall comply, and cause its subcontractors to comply at its or their expense, with all reasonable Amexco recommendations resulting from any such audit.
58. Exit Plan:
Upon the expiration or termination of the Agreement, as amended for any reason, Vendor shall provide the Termination Assistance Services in accordance with Article 21of the Agreement.
59. Excusable Delay: In no event shall either party be liable to the other for any delay or failure to perform due to causes beyond the control and without the fault or negligence of the party claiming excusable delay.
60. Force Majeure:
60.1 Neither Amexco nor Vendor shall be liable to the other, nor be deemed in default hereunder, for any delay, failure in performance, loss or damage due to fire, explosion, power blackout, earthquake, flood, the elements, strike, embargo, labor dispute, civil disorder, riot, act of civil or military authority, act of public enemy, terrorist threat or activity, war (declared or undeclared), act of God, act or omission of carriers or suppliers, restriction of law, regulation, order or other acts of regulatory or governmental agency(ies), interruption or failure of telecommunication or digital transmission link, Internet failure or delay, or any other cause beyond the party’s reasonable control, provided that such delay, failure, loss or damage (a) could not have been prevented by commercially reasonable precautions, and (b) cannot reasonably be circumvented by the non-performing party through the use of commercially reasonable alternate sources, work-around plans or other means (each, a “Force Majeure Event”).
60.2 If the performance of Vendor’s services is delayed or impacted by a Force Majeure Event, Vendor shall immediately notify Amexco of the occurrence of such event and describe in reasonable written detail its nature. If the performance of Vendor’s services is prevented or delayed by a Force Majeure Event which continues for more than [***].
60.3 The occurrence of a Force Majeure Event with respect to another customer of Vendor shall not constitute a Force Majeure Event under this Amendment. If a Force Majeure Event causes Vendor to allocate limited resources between or among Vendor’s customers and/or Vendor’s affiliates, Amexco shall receive priority.
60.4 The provisions of this Amendment Section 60 shall not in any way relieve Vendor of its responsibilities and obligations with respect to the CPP requirements in Amendment Section 57 and/or those CPP requirements provided in the Exhibits and/or Schedules attached hereto.
61. Entirety; Modification, Amendment, Supplement and Waiver: The Exhibits, Schedules and attachments to this Amendment are incorporated by this reference and shall constitute part of this Amendment. The Agreement, the Prior Amendments and this Amendment constitute the entire agreement between the parties and supersedes all previous promises, proposals, representations, understandings and negotiations, whether written or oral, between the parties pertaining to the subject matter hereof. No modification, amendment, supplement to or waiver of the Agreement, the Prior Amendments, this Amendment, any Schedule, or any provisions hereof or thereof shall be binding upon the parties unless made in writing and duly signed by both parties; provided, for the avoidance of doubt, no modification, amendment, supplement to or waiver of the Agreement, the Prior Amendments, this Amendment, any Schedule, or provision hereof or thereof, shall be made via electronic communication unless the parties first agree in writing (that is not an electronic communication) to be bound by electronic communications. At no time shall any failure or delay by either party in enforcing any provisions, exercising any option, or requiring performance of any provisions, be construed to be a waiver of same.
62. Severability: If any term, provision or part of the Agreement, the Prior Amendments, or this Amendment is to any extent held invalid, void or unenforceable by a court off competent jurisdiction, the remainder of the Agreement, the Prior Amendments, this Amendment shall not be impaired or affected thereby, and each term, provision and part shall continue in full force and effect, and shall be valid and enforceable to the fullest extent permitted by law.
63. Survival: Any provision of the Agreement, the Prior Amendments, or this Amendment, which contemplates performance or observance subsequent to termination or expiration of the agreement, as amended (including, without limitation, confidentiality, limitation of liability and indemnification provisions) shall survive termination or expiration of the Agreement and continue in full force and effect.
64. Additional Terms: This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the parties.
64.1 Agreement Exhibits A, B, C, D, E, F, G, and any and all Schedules and/or attachments thereto are hereby deleted to the extent same are not amended by the Prior Amendments and/or this Amendment.
64.2 Amendment Exhibit K, titled Business Contingency Plan (BCP) For American Express Chicago Site, dated June 21, 2002 and executed July 18 and 25, 2002 respectively, is hereby terminated and deleted in its entirety.
64.3 [***].
64.4 Amendment No. 4, Section C is hereby amended to state as follows:
Pursuant to Section 30 of Amendment No.: 5 (the Amendment), all payments related to Amendment Schedule A shall be made pursuant to Amendment Schedule B.
64.5. The Services to be provided pursuant to this Amendment will be performed at the locations applicable to particular Services as provided in Amendment Schedule C.
64.6 Additional Services as outlined in the Open, Extract and Image Statement of Work (OEI SOW) and the OEI Pricing proposal are to be provided by Vendor pursuant to Schedule D and Schedule D, Exhibit A respectively and attached hereto.
65. Headings: Headings are for reference and shall not affect the meaning of any of the provisions of this Amendment.
66. Exhibits and Attachments: The following are attached hereto and incorporated herein by this reference:
CONTINUED ON NEXT PAGE.

Exhibit A	- The Agreement
Exhibit B	- The Prior Amendments
Exhibit C	- Performance Standards
Exhibit D	- Security Measures
Exhibit E	- Form of Schedule — Sample
Exhibit F	- Form of Non-Disclosure Agreement
Exhibit G	- Taxing Jurisdictions
Exhibit H	- Information Protection Contract Requirements (Intentionally left blank.)
Exhibit I	- Crisis Preparedness Program
Exhibit J	- Competitive Intelligence & Benchmarking Policies
Exhibit K	- Business Contingency Plan (BCP) For American Express Chicago Site
Exhibit L	- January 1, 2006 Agreement with Respect to Regulation AB Compliance
SCHEDULE A	- Procedures
SCHEDULE B	- Compensation
SCHEDULE C	- Service Locations
SCHEDULE D	- Open, Extract and Image Statement of Work (OEI SOW)
Schedule D, Exhibit A	- OEI Pricing

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day, month and year first written above.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.			REGULUS WEST, LLC.

By:	/s/		By:	/s/

	Name:			Name:

		(Type or print)			(Type or print)
	Title:			Title:

	Date:			Date:

[***]=	Pursuant to 17 CFR 230.406, confidential information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Exhibit A
[Remittance Processing Service Agreement incorporated by reference to Exhibit 4.8 to Amendment No.
5 to the Registration Statement Nos. 130508; 01-03 filed on March 30, 2006]

Exhibit B-1
[Amendment Agreement No. 1 to Remittance Processing Service Agreement incorporated by reference to
Exhibit 4.8 to Amendment No. 5 to the Registration Statement Nos. 130508; 01-03 filed on March 30, 2006]

Exhibit B-2
[Amendment Agreement No. 2 to Remittance Processing Service Agreement incorporated by reference to
Exhibit 4.8 to Amendment No. 5 to the Registration Statement Nos. 130508; 01-03 filed on March 30, 2006]

Exhibit B-3
[Amendment Agreement No. NYC-0-06-2807 to Remittance Processing Service Agreement incorporated by reference to Exhibit 4.8.3 to Amendment No. 2 to the Registration Statement Nos.
333-155765; 01-03 filed on January 30, 2009]

Exhibit B-4
[Exhibit Follows]

CONFIDENTIAL TREATMENT
AMENDMENT NUMBER NYC-0-06-3581
     This Amendment Number NYC-0-06-3581 (“Amendment”) is made and entered into as of this ___th day of November, 2006 (the “Amendment Effective Date”) between AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., having its principal place of business at American Express Tower, Three World Financial Center, 200 Vesey Street, New York, New York 10285 (“AMEX”) and REGULUS WEST LLC, a Delaware limited liability company, having its principal place of business at 860 Latour Court, Napa, California 94558 (“Vendor”).
RECITALS
     WHEREAS, AMEX and Vendor are parties to that certain Remittance Processing Services Agreement dated as of October 25, 1999, as amended (the “Agreement”) pursuant to which Vendor provides remittance processing and related services to AMEX (the “Services”);
     WHEREAS, AMEX and Vendor amended the Agreement by that certain Amendment Number NYC-0-06-2807 dated as of August 18, 2006 (the “August 2006 Amendment”) which, among other things, extended the term of the Agreement to October 31, 2009 and set forth certain terms and conditions applicable to the migration of AMEX remittances to Vendor for processing via the Services; and
     WHEREAS, the parties desire to further amend the Agreement by modifying certain terms of the August 2006 Amendment as set forth herein.
     NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements set forth below and other good and valuable consideration, the parties agree as follows:
AMENDED TERMS
     A. Section C of the August 2006 Amendment is hereby deleted in its entirety and replaced with the following:
     “ C. Except as modified by the mutual agreement of the parties, the terms of Schedule A attached hereto shall be included in the Agreement, shall take effect as of October 1, 2006, and shall replace the 2nd Amended and Restated Exhibit E to the Agreement.”
     B. Section G of the August 2006 Amendment is hereby deleted in its entirety and replaced with the following:

     “ G. Immediately after execution of this Amendment, AMEX and Vendor shall continue good faith negotiations of the Comprehensive Amendment. Included among the terms of the Modified Services Exhibit shall be an agreement by AMEX and Vendor that the Rochelle Park Vendor Service Location shall implement the Modified Services only after the Modified Services have been implemented in the Los Angeles and Dallas Vendor Service Locations. AMEX and Vendor hereby agree that no Modified Services shall be provided by Vendor until the Comprehensive Amendment and the Modified Services Exhibit have been executed.”
     C. Schedule A to the August 2006 Amendment is hereby deleted in its entirety and replaced with Schedule A attached hereto and incorporated herein by this reference:
GENERAL
     A. Except as otherwise modified herein, the capitalized terms used in this Amendment have the meaning specified in the Agreement or the August, 2006 Amendment.
     B. Except as amended herein and by the terms of all prior amendments not inconsistent with this Amendment, the remaining provisions of the Agreement and August 2006 Amendment shall continue in full force and effect in accordance with their terms. In the event of any inconsistency or conflict between this Amendment, the Agreement and/or the August 2006 Amendment, this Amendment shall govern.
     C. This Amendment may be signed in counterparts, all of which taken together shall constitute one single Amendment between the parties.
     D. (i) The terms and conditions of the Agreement, the August 2006 Amendment, and this Amendment, the negotiations preceding it, and the basis for any claims or demands giving rise to the Agreement, the August 2006 Amendment, and this Amendment, are considered by the parties to be confidential and may not be communicated by any party to any other person or entity for any purpose whatsoever, except to legal counsel for the parties and their respective accountants, and except as required to enforce the terms of the Agreement and this Amendment or to respond to legal process. Any such disclosure shall be accompanied by a statement that the terms of the Agreement, the August 2006 Amendment, and this Amendment are confidential. The parties agree that the provisions of this Section D(i) shall survive the termination or expiration of the Agreement, the August 2006 Amendment, and this Amendment for whatever reason.

     (ii) Each party hereby represents that (a) it has policies in place to safeguard copies of the Agreement, the August 2006 Amendment, and this Amendment, (b) it is restricting access to the Agreement, the August 2006 Amendment, and this Amendment to only those personnel who have a need to know the information contained therein and who are under a duty to keep it confidential, and (c) it is taking reasonable steps to maintain the confidentiality of all pricing and other financial terms of this Amendment and Schedule A.
     IN WITNESS WHEREOF, AMEX and Vendor have caused this Amendment to be executed on their behalf by their duly authorized officers, as of the date first written above.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.			REGULUS WEST, LLC
By:	/s/		By:	/s/ Kathleen Hamburger
	Name:			Name:	Kathleen Hamburger
	Title:	Vice President		Title:	President

Schedule A
[*** 2 pages omitted]

Exhibit C
[*** 2 pages omitted]

Exhibit D
[*** 2 pages omitted]

Exhibit E
[*** 2 pages omitted]

Exhibit F
[*** 1 page omitted]

Exhibit G
[*** 1 page omitted]

Exhibit H
[*** 1 page omitted]

Exhibit I
[*** 6 pages omitted]

Exhibit J
[*** 1 page omitted]

Exhibit K
[*** 4 pages omitted]

Exhibit L
[*** 9 pages omitted]

Schedule A
[*** 111 pages omitted]

Schedule B
[*** 3 pages omitted]

Schedule C
[*** 1 page omitted]

Schedule D
[*** 2 pages omitted]